Exhibit 10.6

Execution Version

PLEDGE AND SECURITY AGREEMENT

dated as of October 26, 2020

between

EACH OF THE GRANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON

as Collateral Agent

Schedules

Schedule 1.1 (Excluded Intellectual Property)

Schedule 2.1 (Certain Listed Collateral)

Schedule 4.1 (General Information)

Exhibits

Exhibit A

Exhibit B

Annexes

Annex 1 (Loyalty Program Assets)

Annex 2 (Control Collateral)

Annex 3 (Aircraft and Engine Assets)

Annex 4 (Slots, Gates and Routes)

Annex 5 (Pledged Collateral)

Annex 6 (Spare Parts Assets)

Annex 7 (Pledged Equipment and Pledged Tooling Inventory)

Annex 8 (Real Property)

ii

This PLEDGE AND SECURITY AGREEMENT, dated as of October 26, 2020 (together with the Annexes and Schedules, this “Agreement”), is entered into among each Grantor, whether as an original signatory hereto or as an Additional Grantor, and The Bank of New York Mellon, as collateral agent for the Secured Parties (in such capacity as collateral agent, together with its successors and assigns, the “Collateral Agent”).

Reference is made to that certain Loan and Guarantee Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among SUN COUNTRY, INC. (the “Borrower”), SUN COUNTRY AIRLINES HOLDINGS, INC. (the “Parent”), the Guarantors party thereto from time to time, the UNITED STATES DEPARTMENT OF THE TREASURY (“Treasury”) and THE BANK OF NEW YORK MELLON, as Administrative Agent and Collateral Agent.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS

1.1 General Definitions

All capitalized terms used herein (including the preamble and recitals hereto) shall have the meanings assigned to such terms as set forth below or in any Applicable Annex, in the Loan Agreement, or if not defined therein, in the UCC.

“Account Debtor” shall mean any Person who is obligated on an Account.

“Additional Grantor” shall have the meaning assigned in Section 6.2.

“Agreement” shall have the meaning set forth in the preamble.

“Annex Remedies Section” shall mean, with respect to an Applicable Annex, the section in such Applicable Annex named “Defaults and Remedies” (or the remedies provisions set forth in any security instrument referenced in any Applicable Annex).

“Applicable Annex” shall mean, with respect to any Collateral and any Grantor, (i) each of Annex 1 (Loyalty Program Assets) and Annex 2 (Control Collateral) that is applicable to such Collateral and such Grantor and any other Annexes incorporated by reference in such Annex and (ii) any other Annexes attached hereto.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Control” shall mean the completion and satisfaction of those conditions and steps necessary for the secured party to have “control” when used with respect to any (i) Certificated Security, under UCC Section 8-106(a) or (b), as applicable, (ii) Securities Account, including any Financial Asset credited to such Securities Account and all related Security Entitlements, under UCC Section 8-106(d) and (iii) Deposit Account, under UCC Section 9-104(a).

“Control Collateral” shall mean Collateral consisting of the Deposit Accounts and Securities Accounts identified in Schedule 2.1.

“Excluded Asset” shall mean (i) any asset of a Grantor subject to a Permitted Lien, if, to the extent and only for so long as the grant of a Lien on such asset to secure the Secured Obligations is prohibited by, or requires additional action (that has not been taken) under, any agreement permitted under Section 6.02 of the Loan Agreement (unless the counterparty to such agreement is an Affiliate of any Grantor), (ii) any lease, license, contract, property right or agreement to which any Grantor is a party to the extent (A) (1) any such lease, license, contract, property right or agreement by its terms in effect on the date hereof or (2) any Applicable Law, prohibits, or requires consent (unless such consent has been received or is of an Affiliate of any Grantor) to the granting of a Lien in the rights of such Grantor thereunder or (b) any Lien thereon would be invalid or unenforceable upon any such grant, in each case in this clause (ii), except to the extent that the UCC or any other Applicable Law provides that such grant of Lien is effective irrespective of any prohibitions to such grant, (iii) any “intent-to-use” application for registration of a Trademark filed with the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, but solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such “intent-to-use” application under applicable Federal law, (iv) motor vehicles subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC), (v) margin stock (within the meaning of Regulation U of the Board of Governors, as in effect from time to time), (vi) any Deposit Account or Securities Account that is used solely as a pension fund, escrow (including any escrow accounts for the benefit of customers), trust, or similar account, in each case, for the benefit of third parties and (vii) any Equity Interest of an Excluded Subsidiary; provided, however, that Excluded Assets shall not include any Material Loyalty Program Agreement, and licenses and property rights thereunder and, for the avoidance of doubt, any other Loyalty Program Agreement as to which consent to the grant of the security interest hereunder has been obtained; and provided, further, that Excluded Assets shall not include any Control Collateral or Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (vii) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (vii)).

“Grantor” shall mean each of the signatories hereto (including any Additional Grantor) other than the Collateral Agent.

“Loan Agreement” shall have the meaning set forth in the recitals.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof), (ii) any key man life insurance policies and (iii) in each case, all claims thereunder.

“Perfection Certificate” shall mean a perfection certificate, executed and delivered by each of the Grantors, dated as of the date hereof, in substantially the form of Exhibit B attached hereto (as supplemented from time to time).

“Perfection Requirement” shall mean, at any time and with respect to any property, the requirement that:

(i) each Grantor, at its sole cost and expense, shall have executed a grant of a security interest in such property in one or more applicable Security Documents (as specified in this Agreement) in favor of the Collateral Agent for the benefit of the Secured Parties;

(ii) each Grantor, at its sole cost and expense, shall have prepared and duly and timely filed, registered, recorded or made, or shall have caused to be prepared and duly and timely filed, registered, recorded or made, the Required Filings in favor of the Collateral Agent for the benefit of the Secured Parties with respect to the security interest in such property;

(iii) each Grantor shall have completed and satisfied, or shall have caused to be completed and satisfied, all conditions and steps constituting the Perfection Requirement under the terms of any Applicable Annex with respect to such property; and

(iv) each Grantor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of this Agreement and any other Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens hereunder and thereunder and delivered such consent or approval to the Collateral Agent.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A attached hereto.

“Pledged Tooling Inventory” means all Qualified Tooling Inventory set forth on Schedule 2.1.

“Qualified Tooling Inventory” means all of the Inventory and Equipment owned by a Grantor and used for the maintenance, repair and overhaul of aircraft that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below:

(i) it is not solely owned by a Grantor, or is leased by or is on consignment to a Grantor, or a Grantor does not have title thereto;

(ii) it is Inventory or Equipment on which the Collateral Agent, on behalf of the Secured Parties, does not have a first priority perfected Lien, or which is subject to any other Lien (other than a Permitted Lien);

(iii) (A) it is stored at a location not owned by a Grantor unless (x) the Required Lenders have given their prior consent thereto (which, for the avoidance of doubt, shall include any location specified on Schedule 2.1) or (y) a collateral access agreement reasonably satisfactory to the Required Lenders has been delivered to the Collateral Agent or (B) it is stored with a bailee or warehouseman unless either (x) the Required Lenders have given their prior consent thereto (which, for the avoidance of doubt, shall include any location specified on Schedule 2.1) or (y) an acknowledged bailee waiver letter reasonably satisfactory to the Required Lenders has been received by the Collateral Agent;

(iv) (A) it is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to the Required Lenders is in place with respect to such Inventory, (B) it is in transit, unless such Inventory or Equipment (x) is purchased under documentary letter of credit and is in transit (1) from any location in the United States for receipt by a Grantor within fifteen (15) days of the date of determination or (2) from any location outside of the United States for receipt by a Grantor within 60 days of the date of determination, and the document of title, to the extent applicable, reflects a Grantor as consignee (along with delivery to such Grantor of the documents of title, to the extent applicable, with respect thereto), and further as to which the Collateral Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory or Equipment, or (y) is in transit between locations in the United States that are leased, owned or occupied by a Grantor, or (C) it is not located within the United States (except as otherwise permitted under subclause (B)(2) above);

(v) it is covered by a negotiable document of title, unless such document has been delivered to the Collateral Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of landlords, carriers, bailees and warehousemen if clause (ii) has been complied with;

(vi) it is not in new and salable condition, or is shopworn, seconds, damaged, defective or otherwise unfit for sale;

(vii) it consists of work-in-process inventory;

(viii) it is slow-moving, obsolete, unmerchantable, or constitutes returned or repossessed goods;

(ix) it does not meet all standards imposed by a Governmental Authority;

(x) it is not of a type held for sale in the ordinary course of the applicable Grantor’s business;

(xi) except as otherwise agreed by the Required Lenders, it does not conform in all material respects to the representations or warranties pertaining to Inventory or Equipment, as applicable, set forth in the Loan Documents;

(xii) it is subject to any licensing arrangement or any other trademark or other proprietary rights of any Person, the effect of which would be to limit the ability of the Collateral Agent, or any Person selling the Inventory or Equipment on behalf of the Collateral Agent, to sell such Inventory or Equipment in enforcement of the Collateral Agent’s Liens without further consent or payment to the licensor or such other Person (unless such consent has then been obtained); provided that the removal of private labels from finished goods and the placement of new labels thereon shall not be deemed to constitute such a limitation under this clause (xii);

(xiii) it is not covered by casualty insurance maintained as required by Section 5.06 of the Loan Agreement; or

(xiv) in the case of Equipment, is not in good operating condition.

“Qualified Receivables” shall mean those Accounts created by a Grantor in the ordinary course of its business that arise out of its sale of goods or rendition of services that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below:

(i) Accounts (other than those set forth in the parenthetical of clause (g) below) that are unpaid more than the earlier of ninety (90) days after the invoice date or forty-five (45) days after the due date of the original invoice for them;

(ii) Accounts owed by an Account Debtor where fifty percent (50%) or more of all Accounts owed by that Account Debtor and its Affiliates are deemed ineligible under clause (a) above;

(iii) Accounts with respect to which the Account Debtor is an Affiliate of any Credit Party or an employee or agent of any Credit Party or any Affiliate of any Credit Party;

(iv) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional (it being understood that the right of an Account Debtor to return goods to a Credit Party in the ordinary course of such Credit Party’s business consistent with past practices shall not constitute conditional payment);

(v) Accounts that are not payable in Dollars;

(vi) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit satisfactory to the Appropriate Party (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Appropriate Party and is directly drawable by the Collateral Agent, (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Appropriate Party, or (C) such Account is otherwise acceptable in all respects to the Appropriate Party;

(vii) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States or (ii) any state of the United States;

(viii) Accounts with respect to which the Account Debtor is a creditor of any Credit Party and has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute;

(ix) Accounts with respect to an Account Debtor and its Affiliates whose total obligations owing to the Credit Parties exceed twenty percent (20%) of the Appraised Value of all Qualified Receivables, to the extent of the obligations owing by such Account Debtor and its Affiliates in excess of such percentage;

(x) Accounts with respect to which the Account Debtor is subject to a proceeding under any Debtor Relief Laws, is not Solvent, has gone out of business, or as to which any Credit Party has received notice of an imminent proceeding under any Debtor Relief Law or a material impairment of the financial condition of such Account Debtor;

(xi) Accounts, the collection of which the Appropriate Party believes to be doubtful, including by reason of the Account Debtor’s financial condition;

(xii) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor;

(xiii) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Country; or

(xiv) Accounts that (i) represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Grantor of the subject contract for goods or services, or (ii) represent credit card sales.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise Disposed of, or services rendered or to be rendered, including, but not limited to, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument or General Intangible, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivable, relating thereto or obtained or maintained in connection therewith.

“Required Filing” shall mean (i) each UCC financing statement (including any fixture filing, as applicable) in favor of the Collateral Agent for the benefit of the Secured Parties required to perfect the security interest in the Collateral the security interest in which may be perfected by the filing of UCC financing statements, constituted hereby (based upon the information provided to the Collateral Agent in the Perfection Certificate and for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate) and (ii) any Required Filing under each Applicable Annex in favor of the Collateral Agent for the benefit of the Secured Parties (including, without limitation, the recordation of any mortgages, deeds of trust or deeds to secure debt referenced in Annex 4 with respect to any Collateral constituting Real Estate Assets).

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Lenders (including the Treasury as the Initial Lender), the Administrative Agent and the Collateral Agent.

“Title 14” shall mean Title 14 of the United States Code, as amended from time to time.

“Title 49” shall mean Title 49 of the United States Code, as amended from time to time.

“Treasury” shall have the meaning set forth in the recitals.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2 Definitions; Interpretation

References to “Annexes,” “Sections,” “Exhibits” and “Schedules” shall be to Annexes, Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. References to “Schedules” shall be as supplemented from time to time. References to this “Agreement” shall include all Annexes, Exhibits and Schedules hereto. Section, Annex, Exhibit and Schedule headings and the Table of Contents in this Agreement are included herein for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “or” is not exclusive. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. If any conflict or inconsistency exists between this Agreement and the Loan Agreement, the Loan Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY INTERESTS.

2.1 Grant of Security

(a) As security for the payment and performance in full of all Secured Obligations, each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following assets of such Grantor, in each case, whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(i)	all Loyalty Program Assets (including the Loyalty Program Assets described on Schedule 2.1);

(ii)

the Deposit Accounts and Securities Accounts described on Schedule 2.1 (which shall include the Collateral Accounts) and all cash deposited or held therein and financial assets credited thereto, as applicable;

(iii)	all Documents (including the Documents described on Schedule 2.1) relating to assets described in the foregoing;

(iv)	all Accounts (including the Accounts described on Schedule 2.1) relating to assets described in the foregoing;

(v)	to the extent not otherwise included above, all books and records and Supporting Obligations relating to any of the foregoing; and

(vi)	to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or with respect to any of the foregoing.

(b) Notwithstanding anything herein to the contrary, in no event shall the Collateral include, or the security interest granted under this Section 2.1 attach to, any Excluded Asset.

(c) Each Grantor shall file and make all Required Filings and also hereby authorizes the Collateral Agent to file and make all Required Filings, including any financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such Required Filings may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in all of the Collateral granted to the Collateral Agent herein. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Appropriate Party may request, all in such detail as the Appropriate Party may require.

(d) If any Collateral (or any portion thereof) constitutes a type of asset covered by an Applicable Annex, the Applicable Annex (and any security instrument referenced in any Applicable Annex) for such type of asset shall apply and be deemed to have been incorporated in its entirety into this Agreement as if such Applicable Annex (and/or the security instrument(s) referenced in any Applicable Annex) constituted a part of this Agreement.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations

This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under any Debtor Relief Law), of all Obligations and Guaranteed Obligations of the Borrower and each Grantor (collectively, the “Secured Obligations”).

3.2 Continuing Liability Under Collateral

Notwithstanding anything herein to the contrary:

(a) nothing contained herein is intended or shall be a delegation of duties to any Secured Party;

(b) each Grantor shall remain liable under each agreement included in or relating to the Collateral and observe and perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in or relating to the Collateral; and

(c) the exercise by the Collateral Agent of any of its rights or remedies hereunder, any other Security Document or the Loan Agreement, shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

4.1 Generally.

Each Grantor hereby represents and warrants, on the Closing Date and on the date of each Borrowing (and, in the case of an Additional Grantor or Additional Collateral, on the date of such Grantor’s execution and delivery of a Pledge Supplement, or the date such Additional Collateral becomes subject to the security interest created hereby, as applicable; provided that if Additional Collateral becomes subject to the security interest created hereby without the execution and delivery of a Pledge Supplement, the following representations and warranties are repeated only with respect to such Additional Collateral):

(a) It owns and has good and valid rights in all Collateral free and clear of any Lien except for Permitted Liens.

(b) Subject to applicable Privacy Laws, it has the full corporate power, authority and right to pledge, grant a security interest in, sell, assign or transfer the Collateral pursuant to, and as provided in, this Agreement.

(c) All information supplied by the Grantors with respect to Collateral, including Schedules 2.1 and 4.1, is true, correct and complete in all material respects; provided that the Grantors may, to the extent applicable, deliver to the Collateral Agent certified supplements to (or restated versions of) Schedules 2.1 and 4.1 and the Perfection Certificate in advance of any making of this representation.

(d) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is true, correct and complete.

(e) This Agreement grants to the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in all of the Collateral and, upon the filing, recording or registration of the applicable UCC financing statements and any other Required Filing, the security interest granted hereunder constitute a perfected first priority security interest in all of the Collateral, subject to no Liens other than Permitted Liens.

(f) The applicable UCC financing statements and the other Required Filings are all the financing statements, filings, recordings and registrations that are necessary to publish notice of, protect the validity of, and establish a legal, valid and perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties with respect to, all Collateral, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration nor any other step or action is necessary in any jurisdiction in connection with the grant, perfection or first priority status of the security interest of the Collateral Agent in any Collateral, except as provided (x) under Applicable Law with respect to the filing of continuation statements and (y) expressly (by reference to this Section 4.1(f)) in any Applicable Annex.

(g) Other than the financing statements, filings, recordings or registrations filed or to be filed in favor of the Collateral Agent for the benefit of the Secured Parties, no financing statement, filing, recording, registration or other document similar in effect under any Applicable Law covering or purporting to cover any security interest in Collateral is on file or of record in any filing or recording office except for (x) financing statements for which proper termination statements have been properly filed and (y) financing statements filed in connection with Permitted Liens.

(h) No authorization, approval, consent or other action by, and no notice to or filing with, any Person, Governmental Authority or regulatory body is required for either (A) the pledge or grant by any Grantor of the security interest purported to be created hereunder to be legal, valid and enforceable or (B) the exercise by the Collateral Agent of any rights or remedies with respect to any Collateral (whether specifically granted or created hereunder or created or provided for by Applicable Law), except (w) such as have been obtained, (x) the filing of UCC financing statements and filing or recordation of any other Required Filings, in each case, in favor of the Collateral Agent for the benefit of the Secured Parties, (y) any required continuation statements and (z) with respect to clause (B), to the extent expressly specified (by reference to this Section 4.1(h)) in any Applicable Annex.

SECTION 5. COVENANTS AND AGREEMENTS

5.1 Affirmative Covenants.

Each Grantor hereby covenants and agrees that:

(a) It shall have satisfied the Perfection Requirement (i) with respect to the Collateral now owned or existing, on or prior to the Closing Date or, in the case of an Additional Grantor or Additional Collateral, on the date of execution and delivery of a Pledge Supplement or the date such Additional Collateral becomes subject to the security interest created hereby, as applicable, (except that the Perfection Requirement with respect to UCC financing statements and any FAA or International Registry filings may be satisfied by filing thereof by such Grantor on the Closing Date or such date of execution and delivery of a Pledge Supplement, or the date such Additional Collateral becomes subject to the security interest created hereby, as applicable, or, in each case, within one (1) Business Day thereafter) and (ii) with respect to any Collateral acquired or arising after the Closing Date requiring satisfaction of any Perfection Requirement that has not already been undertaken, as promptly as practicable after the date on which such Collateral was acquired or arose (in any event, unless any other timeframe is specifically provided, within thirty (30) days).

(b) On the Closing Date and at any time at which an additional Perfection Requirement is required to be satisfied with respect to any Collateral of any Grantor, such Grantor shall deliver opinions of counsel that are acceptable to the Appropriate Party, addressed to the Secured Parties and dated the Closing Date or the date at which such Perfection Requirement is required to be satisfied, as applicable, in form and substance satisfactory to the Appropriate Party with respect to the creation, validity and perfection of the Lien granted hereunder and under the other Security Documents in the applicable item(s) of Collateral, fulfillment of all Perfection Requirements, no governmental or third-party consents that have not been obtained, U.S. Bankruptcy Code Section 1110 treatment for any Aircraft and Engine Assets or Spare Parts, in each case, constituting Collateral, no contravention of agreements and such other matters relating to the Collateral as the Appropriate Party requests.

(c) Concurrently with the Appraisals and any Valuation Certificate required to be delivered under Section 5.16 of the Loan Agreement, it shall provide to the Collateral Agent:

(i)

a certificate of a Responsible Officer of the applicable Grantor confirming that Schedules 2.1 and 4.1 (after giving effect to the supplements and restatements in clause (ii) below) remain true, correct and complete in all material respects; and

(ii)

to the extent applicable, supplements to (or restated versions of) Schedules 2.1 and 4.1 and the Perfection Certificate (which supplements in connection with any Additional Collateral shall, for the avoidance of doubt, be approved by the Required Lenders).

(d) At the expense of such Grantor, it shall maintain the security interest created by this Agreement as a perfected first-priority security interest and shall defend such security interest against claims and demands of all Persons at any time claiming any interest therein and the priority of such security interest against any Lien (other than Permitted Liens). Without limiting the foregoing, the applicable Grantor, at its sole cost and expense, will cause the Required Filings to be prepared, duly authorized and executed (if applicable) and duly and timely filed and recorded.

(e) It shall provide to the Collateral Agent statements and schedules (or supplements thereto) further identifying and describing in detail the assets and property of such Grantor constituting Collateral and such other reports therewith as the Appropriate Party may request from time to time.

(f) Concurrently with any supplementing or changing of the Schedules to this Agreement or the Schedules to the Perfection Certificate, it shall, at its expense, cause to be delivered to the Collateral Agent, at the request of the Appropriate Party, (i) an opinion of counsel, in form and substance satisfactory to the Appropriate Party, to the effect that all Perfection Requirements have been satisfied, including that all Required Filings and any amendments or supplements thereto or continuation statements in respect thereof (except any continuation statements specified in such opinion of counsel that are to be filed more than six (6) months after the date thereof), have been filed or recorded in each office necessary to create and perfect the Liens of the Secured Parties and (ii) a certificate of a Responsible Officer as to any additional matters set forth in any Applicable Annex.

(g) Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

5.2 Negative Covenants.

Each Grantor hereby covenants and agrees that:

(a) It shall not change the information provided in Schedule 2.1, Schedule 4.1 or the Perfection Certificate delivered to the Collateral Agent or the Lenders at any time unless (i) prior to such change or within the time period specified herein, it shall have satisfied all conditions and taken all actions, if not already satisfied and taken, necessary or advisable to maintain the continuous legality, validity, enforceability, perfection and the first priority (subject to Permitted Liens) of the Collateral Agent’s security interest (for the benefit of the Secured Parties) in the Collateral (including making any and all filings under the UCC or any other Applicable Law that are required to have a valid, legal, perfected first-priority (subject to Permitted Liens) security interest in the Collateral and satisfying any applicable Perfection Requirement, any other action required under any Applicable Annex and any other actions requested by the Collateral Agent or an Appropriate Party in connection therewith) and (ii) in connection with a change at any time to remove any Collateral identified at that time on Schedule 2.1, Schedule 4.1 or the Perfection Certificate, such change shall have been made in connection with a release or disposition permitted under, and made in accordance with, Section 6.17(b)(iii) of the Loan Agreement or otherwise in accordance with the applicable Loan Documents.

(b) It shall not authorize the filing of any financing statements or other registrations, recordations or filings naming it as debtor covering all or any portion of the Collateral, except to cover security interests created hereunder or other Permitted Liens.

(c) It shall not move any Pledged Equipment or Pledged Tooling Inventory (other than Equipment or Inventory sold in the ordinary course of business) to any location (i) other than any location that is listed in Schedule 2.1, or to such other location designated by a Grantor in the supplements delivered pursuant to Section 5.1(c)(ii) and approved by the Required Lenders and (ii) unless, to the extent applicable with respect to such new location, such Grantor shall have complied, upon the request of the Required Lenders, with Section 5.3(a); provided that Pledged Equipment or Pledged Tooling Inventory may from time to time be temporarily relocated to other locations in order to perform maintenance, repair and overhaul of aircraft and engines, provided that such Pledged Equipment or Pledged Tooling Inventory must promptly be restored to one of the locations listed on Schedule 2.1 following such temporary relocation; provided, further that in no event shall any Pledged Equipment or Pledged Tooling Inventory be moved to any location outside of the United States. The supplement to the Perfection Certificate delivered pursuant to Section 5.1(c)(ii) shall include a description in reasonable detail of any Pledged Tooling Inventory (including the book value and current location thereof) that has been acquired, sold or otherwise disposed of, or moved from the location at which it was located, in each case since the date of the immediately preceding supplement (or the date of the Perfection Certificate, in the case of the first such supplement).

5.3 Other Actions.

In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Each Grantor shall obtain, upon the request of the Required Lenders, with respect to each location where such Grantor maintains Spare Parts Assets, Pledged Equipment or Pledged Tooling Inventory, a collateral access agreement reasonably satisfactory to the Required Lenders or an acknowledged bailee waiver letter reasonably satisfactory to the Required Lenders, in each case in favor of the Collateral Agent.

SECTION 6. FURTHER ASSURANCES; ADDITIONAL GRANTORS.

6.1 Further Assurances.

(a) Each Grantor shall from time to time, at the sole expense of such Grantor, promptly execute and deliver, or cause to be executed and delivered, all further instruments and documents, and take or cause to be taken all further action, that may be necessary or advisable, or that the Appropriate Party or the Collateral Agent may request, in order to create or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to obtain, preserve, exercise and enforce its rights and remedies hereunder with respect to any Collateral (including the satisfaction and completion of all conditions and steps constituting any applicable Perfection Requirement and any other steps required under any Applicable Annex). Without limiting the generality of the foregoing, each Grantor shall file or deliver to the Collateral Agent such Required Filings, or continuation statements or amendments thereto, and execute and deliver, or cause to be executed and delivered, such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or advisable, or as the Appropriate Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

(b) Each Grantor shall provide any information on the Collateral that the Appropriate Party or the Collateral Agent may request in order to ensure the Collateral Agent’s security interest in all of the Collateral is perfected and is first priority.

(c) Notwithstanding anything herein to the contrary, with respect to pledges of, or grants of security interests in, assets acquired by a Grantor after the Closing Date or that cease to be an Excluded Asset and thereby become an item of Collateral after the Closing Date, unless any other timeframe is specifically provided, within thirty (30) days after the date of such acquisition (or after the date such assets cease to be Excluded Asset), the applicable Grantor shall satisfy the requirements of clause (a) above (including the satisfaction and completion of all conditions and steps constituting any applicable Perfection Requirement and any other action required under any Applicable Annex).

6.2 Additional Grantors; Additional Collateral

From time to time after the Closing Date, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”) or assets eligible to be Additional Collateral may be added to the Collateral, in each case, by an Additional Grantor or applicable Grantor, as relevant, by executing a Pledge Supplement and, as applicable, satisfying the Perfection Requirements. Upon delivery of such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto as a Grantor. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent (acting at the direction of the Required Lenders) not to cause any Subsidiary of the Parent or any Grantor to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 7. COLLATERAL AGENT APPOINTED PROXY ATTORNEY-IN-FACT.

7.1 Power of Attorney

Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest and terminable only upon the payment in full of the Secured Obligations (other than contingent indemnification or reimbursement obligations not yet accrued and payable) as such Grantor’s proxy and attorney-in-fact) with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Appropriate Party may deem necessary or advisable to accomplish the purposes of this Agreement, all of which shall be at the Grantors’ expense and constitute Secured Obligations, including, the following:

(a) to prepare and file any UCC financing statements and any other Required Filing against such Grantor as debtor;

(b) to prepare, sign and file any documents with the United States Patent and Trademark Office, the United States Copyright Office or any Governmental Authority in any jurisdiction that the Collateral Agent deems appropriate in connection with the perfection, protection, priority or enforcement of the security interest on the Collateral, and to remove any ineffective filings;

(c) upon the occurrence and during the continuance of any Event of Default:

(i)	to take any actions set forth in any Applicable Annex (or in any security instrument referenced in any Applicable Annex);

(ii)

to do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Appropriate Party deems necessary or advisable to protect, preserve, perfect, establish the first priority of or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do, including any access to pay or discharge Taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent (acting at the direction of the Required Lenders), any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand;

(iii)

to exercise control in respect of any Deposit Account or Securities Account that is part of the Collateral, and issue instructions and entitlement orders to any bank or securities intermediary in respect thereof;

(iv)	to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Loan Agreement;

(v)	to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or with respect to any of the Collateral;

(vi)	to receive, endorse and collect any drafts or other instruments, documents and chattel paper;

(vii)

to file any claims or take any action or institute any proceedings that the Required Lenders may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(viii)

to use information relating to the Collateral for purposes of Disposing or collecting the Collateral; provided that with respect to any information granted to a Grantor by a third party, the Collateral Agent shall comply with any of such Grantor’s existing contractual obligations and restrictions that, in each case, such Grantor places the Collateral Agent on written notice of (in reasonable detail);

(ix)	to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral;

(x)	to send verifications of Accounts Receivable to any Account Debtor;

(xi)	to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and

(xii)

to Dispose, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, including to file any documents necessary or advisable to implement, effectuate or reflect the Disposition.

None of the rights granted in this Section 7.1 shall be construed as duties, and the Collateral Agent shall have no liability for omitting to take such actions.

7.2 No Duty on the Part of Collateral Agent or Secured Parties.

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. The failure to act in the absence of any duty to act shall not be deemed an act of gross negligence or willful misconduct.

(b) The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including any release or substitution of Collateral), solely in accordance with this Agreement and the Loan Agreement.

(c) Notwithstanding any rights granted to the Collateral Agent hereunder to file or make filings to perfect the security interest granted to the Collateral Agent herein, the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral; for filing any financing or continuation statements or recording any documents or instruments in any public office or otherwise perfecting or maintaining the perfection of any security interest in the Collateral (all of which shall be each Grantor’s responsibility); for the validity, perfection, priority or enforceability of the Liens in any of the Collateral; for the validity or sufficiency of the Collateral or any agreement or assignment contained therein; for the validity of the title of any grantor to the Collateral; for insuring the Collateral; or for the payment of taxes, charges or assessments on the Collateral.

7.3 Standard of Care; Collateral Agent May Perform.

(a) Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or any income therefrom or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

(c) The Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

(d) Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral upon the request of any Grantor or otherwise.

(e) If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself (but shall have no obligation to) perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor in a manner consistent with Section 11.03 of the Loan Agreement.

(f) The Collateral Agent has been appointed by the Lenders under the Loan Agreement and has the benefit of the rights and protections set forth therein, including that, notwithstanding any discretion given to it in any Loan Document, the Collateral Agent need not exercise discretion, but shall act as directed by the Required Lenders.

SECTION 8. REMEDIES.

8.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (at the direction of the Required Lenders) with respect to the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies that the Collateral Agent may have or that are afforded to a secured party under the UCC or any other Applicable Law to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously, subject to Applicable Laws, including applicable Privacy Laws:

(i)

require any Grantor to, and each Grantor hereby agrees that it shall, at its expense and promptly upon request of the Appropriate Party or the Collateral Agent forthwith, (A) provide to the Appropriate Party or the Collateral Agent additional information concerning the Collateral and (B) assemble all or part of the Collateral as directed by the Appropriate Party or the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent;

(ii)

enter onto the property where any Collateral is located, if applicable and take possession thereof with or without judicial process (to the extent possession is not otherwise granted to the Collateral Agent by the applicable Grantors), with or without prior notice or demand for performance and without liability for trespass to enter any premises where any Collateral may be located for the purposes of taking possession of or removing any Collateral; provided that the Collateral Agent shall take commercially reasonable measures to protect the confidentiality of any Trade Secrets and other confidential information contained thereon;

(iii)

prior to the Disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for Disposition in any manner to the extent the Collateral Agent deems appropriate;

(iv)

give notice of exclusive control or any other instruction under any control agreement, collateral access agreement or other similar agreement and take any action provided therein with respect to the applicable Collateral;

(v)

seek the appointment of a receiver, keeper or any agent to take possession of the Collateral and enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the Secured Parties) with respect to such appointment without prior notice or hearing as to such appointment;

(vi)

subject to compliance with the terms of Section 8.1(f), without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or non-exclusive basis), sublicense or otherwise Dispose of the Collateral or any part thereof in one or more parcels at public or private sale or on any securities exchange, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem appropriate (provided that such direct licenses or sublicenses survive even when the Event of Default no longer exists);

(vii)

require any applicable Grantor, and each applicable Grantor hereby agrees that it shall, in connection with any foreclosure, collection, sale or other enforcement of the Liens granted hereunder: (1) to cooperate with the Collateral Agent to obtain all regulatory licenses, consents and other governmental approvals necessary or advisable to conduct all aviation operations with respect to the Collateral, as applicable, (2) to continue to operate and manage the Collateral and maintain all applicable licenses until the Collateral Agent or its designee does so and (3) to cooperate with the transition of the operations to a new operator; and

(viii)	take any other actions specified in any Applicable Annex (or in any security instrument referenced in any Applicable Annex).

(b) The Collateral Agent, the Administrative Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC, and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of Law now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to Dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any Disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of its covenants contained in this Section will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law with respect to such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Secured Parties hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) To the maximum extent permitted by the Applicable Law, each Grantor absolutely and irrevocably waives (which waiver may not be withdrawn without the written consent of the Collateral Agent acting at the direction of the Required Lenders):

(i)

all claims, damages, and demands against the Collateral Agent or any other Secured Party arising out of the repossession, retention or Disposition of the Collateral (after the occurrence of and during the continuance of an Event of Default), except such as arise out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction; and

(ii)

the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral (after the occurrence of and during the continuance of an Event of Default), made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

(e) The Collateral Agent shall have no obligation to marshal any of the Collateral.

(f) Each Grantor hereby grants each Secured Party a non-exclusive, irrevocable, worldwide, transferable license (or sublicense) to use, license, sublicense and otherwise exercise such Grantor’s rights in or to any Intellectual Property and any data (in each case, (i) whether or not included in the Collateral, (ii) subject to Applicable Laws, including applicable Privacy Laws and (iii) to the extent not in conflict with such Grantor’s contractual obligations (not otherwise overridden by the UCC or Applicable Law) that exist as of the Closing Date with third parties), without payment of royalty or other compensation to such Grantor, solely to enable the Collateral Agent to exercise its rights and remedies under Section 8 of this Agreement and under the Annex Remedies Section of any Applicable Annex (or in any security instrument referenced in any Applicable Annex) after the occurrence, and solely during the continuance, of an Event of Default. This license is in addition to the Secured Parties’ other rights with respect to the Collateral and is subject to the following:

(i)	to the extent that this license is a sublicense of such Grantor’s rights as a licensee under any license, this license is subject to any limitations in the primary license;

(ii)

without limiting the foregoing, this license does not include Intellectual Property if the primary license for such Intellectual Property by its terms or as a matter of law prohibits sublicenses, requires the licensor’s consent or entails additional consideration;

(iii)	for licensed Trademarks, this license is subject to such Grantor’s standards of quality control and inspection, as necessary to avoid the risk of invalidation of the Trademarks;

(iv)	the Collateral Agent shall take commercially reasonable measures to protect the confidentiality of any Trade Secrets and other confidential information licensed pursuant to this Section 8.1(f); and

(v)

the termination or expiration of the license granted pursuant to this Section 8.1(f) shall not terminate the rights of the sublicensees of any sublicenses granted by the Collateral Agent or its assignee in connection with and in accordance with this Section 8.1(f).

(g) Solely to the extent required to exploit or exercise the license rights granted in Section 8.1(f) and solely to the extent not already in the possession of the Collateral Agent, each Grantor shall provide to the Collateral Agent any Intellectual Property and data, including any embodiments thereof, licensed pursuant to Section 8.1(f) that are in the possession or control of such Grantor, and shall not interfere with the rights provided in Section 8.1(f) to such Intellectual Property (including such embodiments) including any right to obtain such Intellectual Property (or such embodiments) from another entity, in each case subject to Applicable Laws, including applicable Privacy Laws.

8.2 Application of Proceeds

Upon the occurrence of an Event of Default, all proceeds received by the Collateral Agent with respect to any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations in accordance with Section 7.02 of the Loan Agreement.

8.3 Sales on Credit

If the Collateral Agent sells any of the Collateral upon credit, the Collateral Agent may retain such Collateral until the sale price is paid by the purchaser thereof, and the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of such purchaser. In the event such purchaser fails to pay for the Collateral, neither the Collateral Agent nor any other Secured Party shall incur any liability, and such Collateral may be sold again upon like notice, and the Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; REINSTATEMENT.

9.1 Continuing Security Interest; Transfer of Loans

This Agreement shall create a continuing security interest in all of the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnification or reimbursement obligations not yet accrued and payable) and the Lenders no longer have a commitment to make any Loan to the Borrower, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Loan Agreement, each Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits with respect thereto granted to such Lender herein or otherwise. Upon the payment in full of all Secured Obligations (other than contingent indemnification or reimbursement obligations not yet accrued and payable) and the Lenders no longer having a commitment to make any Loan to the Borrower, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination, the Collateral Agent shall, at the Grantors’ expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request (including financing statement amendments to evidence such release) and return to the applicable Grantors any possessory Collateral held by the Collateral Agent. Upon any Disposition of property expressly permitted by the Loan Agreement, the security interest granted herein with respect to such property shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. Upon any such termination or Disposition or any release of Collateral pursuant to the provisions of any Applicable Annex (or in any security instrument referenced in any Applicable Annex), or otherwise expressly permitted by the Loan Agreement, the Collateral Agent shall, at the Grantors’ expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request (including financing statement amendments to evidence such release) and return to the applicable Grantors any corresponding possessory Collateral held by the Collateral Agent. Releases of the Collateral may also be made in accordance with the express terms of any Applicable Annex (or of any security instrument referenced in any Applicable Annex).

9.2 Reinstatement

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party, any Grantor or any Affiliates thereof for liquidation or reorganization, should any Credit Party or any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower’s or such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 10. MISCELLANEOUS.

10.1 Notices.

All notices and other communications provided hereunder shall be given in a manner consistent with Section 11.01 of the Loan Agreement (i) if to any Grantor, as it applies to a Credit Party and (ii) if to the Collateral Agent, as it applies to the Collateral Agent.

10.2 Waiver; Amendment.

(a) No failure or delay by the Collateral Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Collateral Agent hereunder are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, and subject, in each case, to any restrictions set forth in the Loan Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

10.3 Relation to Other Security Documents.

The provisions of this Agreement supplement the provisions of any Security Document or any other mortgage granted by any Grantor, which secure the payment or performance of any of the Secured Obligations. Nothing contained in any such Security Document or mortgage shall derogate from any of the rights or remedies of the Secured Parties hereunder. In the case of a conflict between this Agreement and any mortgage with respect to the creation, perfection, priority or enforcement of a lien or security interest in any Collateral consisting of real property or Fixtures, such mortgage shall govern. In all other conflicts between this Agreement and any other Security Document, this Agreement shall govern.

10.4 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The Grantors jointly and severally agree to reimburse the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 11.03(a) of the Loan Agreement; provided that each reference therein to the “Borrower” shall be deemed to include a reference to the Grantors.

(b) The Grantors jointly and severally agree to indemnify the Collateral Agent and the other Indemnitees as provided in Section 11.03(b) of the Loan Agreement mutatis mutandis; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor”.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

(d) To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, any Loan or the use of the proceeds thereof.

(e) The provisions of this Section 10.4 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 10.4. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

10.5 Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

10.6 Survival of Agreement.

All covenants, agreements, representations and warranties made by any Grantor herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Loan hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Secured Parties may have had notice or knowledge of any Default at the time of the Loan, and shall continue in full force and effect as long as any Loan or any other Secured Obligation hereunder shall remain unpaid or unsatisfied. The provisions of this Section 10.6 shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.

10.7 Counterparts; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding anything herein to the contrary, delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means, or confirmation of the execution of this Agreement on behalf of a party by an email from an authorized signatory of such party shall be effective as delivery of a manually executed counterpart of this Agreement.

10.8 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.9 Governing Law; Jurisdiction, Etc.

(a) This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) Each of the parties hereto agrees to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Agreement, the Loan Documents, or the transactions contemplated hereby or thereby.

(c) To the extent permitted by Applicable Law, each parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

(d) The Collateral Agent hereby notifies the Borrower and the Lenders that pursuant to the requirements of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, it is required to obtain, verify and record information that identifies the Borrower and the Lenders, which information includes the name and address of the Borrower and the Lenders and other information that will allow the Collateral Agent to identify the Borrower and the Lenders, in accordance with The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

10.10 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

10.11 Security Interest Absolute.

All rights of the Collateral Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SUN COUNTRY, INC., as Grantor

By:	/s/ Jude I. Bricker
Name: Jude I. Bricker
Title: Chief Executive Officer

SUN COUNTRY AIRLINES HOLDINGS, INC., as Grantor

By:	/s/ Jude I. Bricker
Name: Jude I. Bricker
Title: Chief Executive Officer

SCA ACQUISITION INTERMEDIATE, LLC, as Grantor

By:	/s/ Jude I. Bricker
Name: Jude I. Bricker
Title: Chief Executive Officer

SCA ACQUISITION, LLC, as Grantor

By:	/s/ Jude I. Bricker
Name: Jude I. Bricker
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:	/s/ Bret S. Derman
Name: Bret S. Derman
Title: Vice President

[Signature Page to the Pledge and Security Agreement]